EXHIBIT 11.0

                                 MEDQUIST INC.
                         EARNINGS PER SHARE CALCULATION
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Net income from continuing operations ............................................                    $607,000


Weighted average shares outstanding...............................................                   2,362,000
                                                                                                 -------------


EARNINGS PER SHARE FROM CONTINUING OPERATIONS.....................................                       $0.26
                                                                                                 -------------

- ------------------
(1) For the year ended December 31, 1995, since the net result of including all stock options and warrants was anti-dilutive they have been excluded from the calculation.






                                  Exhibit 11.0

                                                                    EXHIBIT 11.0
                                                                     (CONTINUED)



                                 MEDQUIST INC.
                         EARNINGS PER SHARE CALCULATION
                     UNAUDITED SUPPLEMENTAL PRO FORMA DATA
                                 (IN THOUSANDS)



                                                                                                  THREE MONTHS ENDED
                                                                                                      MARCH 31,
                                                                               YEAR ENDED        --------------------
                                                                            DECEMBER 31, 1995      1995       1996
                                                                          ---------------------  ---------  ---------
Weighted average shares outstanding.....................................            3,223            3,128      3,316

Converted warrants......................................................            1,005            1,005      1,005

Equity offering.........................................................            2,200            2,200      2,200

Common stock equivalents................................................              512              553        747

Shares repurchased......................................................             (398)            (424)      (458)
                                                                                  -------        ---------  ---------

Weighted average shares adjusted........................................            6,542            6,462      6,810
                                                                                  -------        ---------  ---------
                                                                                  -------        ---------  ---------


                                  Exhibit 11.0